SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 23, 2016 (March 22, 2016)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue
New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: +31.20.653.5916

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 22, 2016, Elephant Talk Communications Corp (the “Company”) provided Cross River Initiatives LLC (the “Buyer”) with a notice of default on the Binding Letter Agreement dated February 17, 2016 (the “Agreement”) between the Buyer and the Company concerning the proposed purchase by Buyer (the “ValidSoft Sale”) of ValidSoft Limited (together with its subsidiary ValidSoft UK Limited, “ValidSoft”) and governing certain important matters relating to the interim financing of ValidSoft’s business and operations. While the Company will not totally foreclose consummating the ValidSoft Sale with the Buyer as originally contemplated, the Company will no longer give preference or exclusivity to the Buyer.

The Buyer is in default under the Agreement for failing to close the ValidSoft Sale by March 21, 2016 and to meet the on-going payment of ValidSoft’s working capital expenditures as required by the Agreement. As of March 21, 2016, the Buyer was obligated to pay to the Company the following working capital payments in accordance with the terms of the Agreement:

$137,500	in respect of the first two weeks of February 2016
$68,750	in respect of week commencing February 15, 2016
$68,750	in respect of week commencing February 22, 2016
$68,750	in respect of week commencing February 29, 2016
$68,750	in respect of week commencing March 7, 2016
$68,750	in respect of week commencing March 14, 2016
$481,250	Total as at March 21, 2016

The Buyer has, to date, only paid $200,000 (in two equal tranches, which payments were also not timely in accordance with the Agreement), leaving an overdue amount of $281,250 as at March 21, 2016.

As provided by the terms of the Agreement, the $500,000 previously loaned by Buyer to the Company and the $200,000 working capital contribution as described above may be rolled into the Company’s 9% Note and Warrant private financing. The 9% Note and Warrant will contain the same terms as those in the notes and warrants issued in the Company’s private financing as disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2015.

The Company can give no assurances that it will consummate the proposed ValidSoft Sale with the Buyer or any other ValidSoft sale transaction with any other potential acquirer in the future. The Company is working with an investment bank to evaluate strategic options regarding the planned divestiture of ValidSoft.

On March 23, 2016, ETAK issued a press release announcing the notice of default, a copy of which is furnished as Exhibit99.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Description

99.1	Press release dated March 23, 2016

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk’s plans in regard to the potential sale of its ValidSoft subsidiary. These forward-looking statements are based on current expectations, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance including, but not limited to potential sale of its ValidSoft subsidiary, and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2016	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Robert H. Turner
Name: Robert H. Turner
Title: Executive Chairman